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                          ROBINSON LERER & MONTGOMERY
                            STRATEGIC COMMUNICATIONS

75 Rockefeller Plaza
New York, NY  10019
212.484.6100
fax 212.484.7411

January 25, 1999

Mr. Alvin H. Clemens
Chairman and Chief Executive Officer
Provident American Corporation
2500 DeKalb Pike
Norristown, PA 19401

Dear Mr. Clemens:

Th/s letter, when signed by both Provident American Corporation ("PAMC"), "you" or "your") and Robinson Lerer & Montgomery, LLC ("RLM", "we", "us" or "our"), will constitute an agreement (the "Agreement") between you and us with regard to our appointment by you as a consultant for certain of your corporate communications work.

1. Fees: RLM will bill on a monthly basis for services rendered ("Total Monthly Billings"). RLM shall receive $10,000 per month in cash (the "Monthly Retainer") against Total Monthly Billings. The date of commencement of services was May 27, 1998. The Monthly Retainer will be reviewed at six month intervals, and adjustments will be made, where appropriate.

         The difference between the Total Monthly Billings and the Monthly Retainer, will be paid through the issuance of HealthAxis.com, Inc. ("HealthAxis" or the "Company") Common Stock (the "Common Stock Component"). The number of shares which shall be issued shall be based upon the value of the Company and the price per share as determined on Schedule "A" hereto. The HealthAxis Common Stock to be issued shall also be pursuant to the terms of the Stock Purchase Agreement set forth on Schedule "B" hereto, which shall be executed each time HealthAxis Common Stock is issued hereunder. The valuation with regard to the Common Stock Component will initially occur upon the completion of the "Qualified Offering" as defined in Schedule "A" hereto, and thereafter, at six (6) month intervals commencing six (6) months for the last day of the month following the initial Qualified Offering (the "Valuation Period"). All shares issued hereunder shall be deemed "Restricted Securities" as defined under the Securities Act of 1933 (the "Act")

     75 Rockefeller Plaza New York NY 10019 (212)484-7162 Fax (212)258-3169


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Alvin H. Clemens
Provident American Corporation
January 25, 1999
Page 2

         Our standard hourly time charges are as follows:

                           Partner                          $385-$450
                           Principal                             $325
                           Executive Vice President              $300
                           Senior Vice President                 $260
                           Vice President                        $200
                           Senior Associate                      $160
                           Associate                             $125
                           Assistant                             $ 60

         It is understood and agreed that the above referenced hourly time charges shall be subject to change by us upon thirty (30) days prior written notice to you.

         We shall receive a warrant to acquire 50,000 shares of PAMC at $3.30 each. The date of the warrant grant is September 16, 1998. The Board of Directors of PAMC, will, on an annual basis, evaluate future option grants to us.

         Reimbursements: For our outlays on your behalf, you agree to reimburse us for reasonable disbursements and other charges we incur in connection with providing services to you under this Agreement. We shall bill you monthly, in arrears, for such disbursements and other charges.

         Interest on Late Payments: On invoices for fees (i.e. the Monthly Retainer) or reimbursements for which payment is not received within thirty (30) days, you agree to pay us simple interest, computed monthly, at one percent (1 percent) over the prime rate of interest in effect at Chase Manhattan Bank, in New York City, on the undisputed amount outstanding at the end of such 30-day period, until such payment is received. In the event of a disputed charge, you shall notify us in writing of the disputed amount and reason for the dispute, and you agree to pay all undisputed amounts owed while the dispute is under negotiation.

2. Term: This Agreement shall be effective as of May 27, 1998, and will continue unless and until terminated by either party by prior written notice to the other, by registered or certified mail. Upon termination of this Agreement, you agree to pay all fees, disbursements and other charges incurred prior to the effective date of such termination.

     75 Rockefeller Plaza New York NY 10019 (212)484-7162 Fax (212)258-3169


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Alvin H. Clemens
Provident American Corporation
January 25, 1999
Page 3

3. Indemnity: You hereby agree to indemnify and hold harmless us and our officers, directors, members, agents, and employees (each of the foregoing, including us, being hereinafter referred to as an "Indemnified Person") to the fullest extent permitted by law from and against any and all losses, claims, damages , actions, proceedings, arbitrations or investigations or threats thereof, and expenses related thereto (including reasonable fees, disbursements, and other charges of counsel) (all of the foregoing being hereinafter referred to as "Liabilities"), based upon, relating to or arising out of our engagement by you to perform services hereunder or any Indemnified Person's role therein; provided, however, that you shall not be liable under this paragraph: (a) for any amount paid in settlement of claims without your consent, unless your consent is unreasonably withheld, or
         (b) to the extent that it is judicially determined, or expressly stated in an arbitration award, that such Liabilities resulted primarily from the willful misconduct or gross negligence of the Indemnified Person seeking indemnification. In connection with your obligation to indemnify for expenses as set forth above, you further agree to reimburse each Indemnified Person for all such expenses (including reasonable fees, disbursements, and other charges of counsel) as they are reasonably incurred by such Indemnified Person; provided, however, that if any Indemnified Person is reimbursed hereunder for any expenses, the amount so paid shall be refunded if and to the extent it is judicially determined, or expressly stated in an arbitration award, that the Liabilities in question resulted primarily from the willful misconduct or gross negligence of such Indemnified Person. You hereby also agree that neither we nor any other Indemnified Person shall have any liability to you (or anyone claiming through you or in your name) in connection with our engagement by you except to the extent that such Indemnified Person has engaged in willful misconduct or been grossly negligent. The foregoing provisions of this paragraph shall survive the termination of this Agreement.

4. Applicable Law: This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the principles of conflicts of law. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior agreements, arrangements, and understandings, written or oral, relating thereto. No representation, promise, or inducement has been made by either party that is not embodied in this Agreement and neither party shall be bound by or liable for any alleged representation, promise, or inducement not so set forth. Neither party shall have the right to assign any of its right or obligations under this Agreement. No amendment or waiver of this Agreement shall be effective, binding, or enforceable unless in writing and signed by both you and us or, in the case of a waiver, by the party granting the waiver.

    75 Rockefeller Plaza New York NY 10019 (212) 4g4-7152 Fax (212) 258-3159


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Alvin H. Clemens
Provident American Corporation
January 25, 1999
Page 4

Please confirm that the foregoing correctly sets forth the understanding of the parties by signing and returning the enclosed duplicate copy of this letter.

                                                       Very truly yours,



                                                       Patrick S. Gallagher
                                                       Chief Financial Officer




ACCEPTED AND AGREED:

Alvin H. Clemens
Chairman and Chief Executive Officer Provident American Corporation

75 Rockefeller Plaza New York NY 10019 (212) 484-7162 fax (212) 258-3169


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Alvin H. Clemens
Provident American Corporation
January 25, 1999
Page 5

                                  Schedule "A"

         Within fifteen (15) days after the completion of a private placement pursuant to Regulation D under the Act or a public offering under the Act ( a "Qualified Offering"), HealthAxis shall issue to RLM, the number of shares of HealthAxis Common Stock equal to the number of shares of HealthAxis Common Stock which could have been purchased in the Qualified Offering with an investment equal to the accumulated Common Stock Component (the "Qualified Offering Valuation"). The Qualified Offering Valuation shall be applicable to all shares of HealthAxis Common Stock issued subsequently thereto, until the next Qualified Offering, at which time the new Qualified Offering Valuation shall be applicable. In the event the Qualified Offering is a public offering, the Qualified Offering Valuation shall be equal to, on a per share basis, the per share public offering price.

         Set forth on Exhibit "1" hereto is an example of the workings of this Schedule.


      75 Rockefeller Plaza New York NY 10019 (212)484-7162 Fax(212)258-3169

Alvin H. Clemens
Provident American Corporation
January 25, 1999
Page 6

                                     Example

01/01/99-01/31/99          Total Monthly Billings                     $40,000
                           Monthly Retainer                            10,000
January                  Common Stock Component                        30,000
February                 Common Stock Component                        20,000
March                    Common Stock Component                        30,000
April                    Common Stock Component                        20,000
May                      Common Stock Component                        10,000
June                     Common Stock Component                        30,000
                                                                       ------
Six month aggregate Common Stock Component                            140,000

August 1, 1999 HealthAxis completes a Private Placement of $15,000,000 and issues 1.5 million shares @ 10.00

RLM receives 14,000 shares of HealthAxis Common Stock

The applicable Qualified Offering Valuation is $10.00/share

    75 Rockefeller Plaza New York NY 10019 (212) 484-7162 Fax (212) 258-3169


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                                  SCHEDULE "B"

                            STOCK PURCHASE AGREEMENT
                            ------------------------

         THIS AGREEMENT is made this day of ,1999, between HealthAxis.com, Inc. a Pennsylvania corporation (the "Company"), and Robinson Lerer & Montgomery, LLC, a Delaware limited liability company (the "Purchaser") (the Company and the Purchaser being hereinafter referred to as the "Parties").

         WHEREAS the Purchaser is a valued advisor to the Company, and its continued participation is considered by the Company to be important for the Company's continued growth; and

         WHEREAS in recognition of Purchaser's highly valued contribution to the Company, the Company is willing to sell to the Purchaser and the Purchaser desires to purchase shares of the Company's common stock, par value $ . per share (the "Common Stock") according to the terms and conditions hereof.

           1.     Purchase of Stock.

                  Subject to the terms and conditions hereinafter set forth, the Purchaser hereby subscribes for and shall purchase, and the Company shall sell to the Purchaser, shares (the "Purchase Stock") of the Common Stock at a purchase price of $ per share on the date hereof (the "Purchase Date").

                  The aggregate price for the Purchase Stock shall be $ (such amount hereinafter sometimes referred to as the "Purchase Price"). On the Purchase Date, in consideration of receipt of the Purchase Price, the Company will deliver to the Purchaser one or more certificates, registered in the Purchaser's name, for the Purchase Stock, which shall be subject to the terms and conditions hereinafter set forth.

           2.     Purchaser's Representations and Warranties.

         (a) The Purchaser hereby represents and warrants that it is acquiring the Purchase Stock for investment for its own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof.

         (b) The Purchaser represents and warrants to the Company that this Agreement has been duly authorized, executed and delivered by the Purchaser and is a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

         (c) The Purchaser is an "accredited investor" under Regulation D promulgated under the Securities Act of 1933 (the "Act")

         (d) The Purchaser represents and warrants to the Company its acknowledgment that the Purchase Stock is subject to restrictions on transfer and must be held indefinitely, unless the Purchase Stock is registered under the Securities Act of 1933, and applicable state blue sky laws, or an exemption from such registration is available.

         (e) The Purchaser represents and warrants that it is familiar with the Company (including its business, as presently conducted and its proposed future operations) and has been afforded an opportunity to request from the Company and to review, and has received all information considered by it to be necessary.

         3.       The Company's Representations and Warranties.
                  ---------------------------------------------

         The Company represents and warrants to the Purchaser that (a) this Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms and (b) the Purchase Stock, when issued and delivered in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable.

         4.       Binding Effect.
                  ---------------

         The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

         5.       Amendment.
                  ----------

         This Agreement may be amended only by a written instrument signed by the Parties hereto.

         6.       Applicable Law.
                  ---------------

         The laws of the Commonwealth of Pennsylvania shall govern the interpretation, validity and performance of the terms of this Agreement, regardless of the law that might be applied under principles of conflicts of law.

         7.       Notices.
                  --------

         All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered by hand (whether by overnight courier or otherwise) or sent by registered or certified mail, return receipt requested, postage prepaid, to the Party to whom it is directed:

         (a)    If to the Company, to it at the following address:

                  ____________________________________

                  ____________________________________

                  Attn:  __________________________

         (b) if to the Purchaser, to it as the address set forth below under its signature; or at such other address as either party shall have specified by notice in writing to the other.

         1.       Waiver of Compliance; Consents.
                  -------------------------------

         Any covenant, agreement or condition herein may be waived by the parties hereto, respectively, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or conditions shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure nor effect indemnification with respect to subsequent failure.

         8.       Assignment.
                  -----------

         This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties except by operation of law.

         9.       Miscellaneous.
                  --------------

         (a) In this Agreement (i) all references to "dollars" or "$" are to United States dollars and (ii) the word "or" is not exclusive.

         (b) The Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

          10.     Severability of Provisions.
                  ---------------------------

(a)       If any provision or any portion of any provision of this
                  Agreement shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of this Agreement shall not be affected thereby.

(b)       If the application of any provision or any portion of any
                  provision of this Agreement to any person or circumstance shall be held invalid or unenforceable, the application of such provision or portion of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby.

2.         Counterparts.
           -------------

         This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date written below.

HEALTHAXIS.COM, INC.

By:
   -----------------------
         Name:
         Title:

PURCHASER:

ROBINSON LERER & MONTGOMERY, L.L.C.

By:
   -----------------------
         Name:
         Title:

         Address:  75 Rockefeller Plaza
                   New York, NY 10019
         Phone: (212) 484-6100
         Fax:   (212) 484-7411